U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                             FORM S-4/A
                          (Amendment No. 2)
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     TheInternetCorp.net, Inc.
               (Name of Small Business Issuer in its charter)

           Nevada               454390                    88-0424430
(State or jurisdiction of     (Primary Standard     (I.R.S. Employer
incorporation or organization  Industrial           Identification No.)
                               Classification Code
                               Number)

3158 Redhill Avenue, Suite 240, Costa Mesa, California 92626;
                          (949) 770-2578
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport
Beach, California 92660    (949) 975-0544
(Name, address, and telephone number of agent for service) Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                    CALCULATION OF REGISTRATION FEE

Title of      Amount to be     Proposed     Proposed     Amount of
each class    registered       maximum      maximum      registration
of                             offering     aggregate
securities                     price per    offering
to be                          unit         price

Common stock  14,670,000       $0.016       $234,720     $66.08

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction.

The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(f) and 457(g) promulgated under the Securities Act of 1933.

                            PROSPECTUS

                     TheInternetCorp.net, Inc.

                         14,670,000 Shares
                            common stock

TheInternetCorp.net, Inc., a Nevada corporation, is hereby offering 14,660,000 shares of its $0.001 par value common stock on a delayed basis under Rule 415 pursuant to the terms of this Prospectus for the purpose of registering all the outstanding shares of TheInternetCorp.net, Inc., as well as shares underlying warrants to purchase 2,000,000 of TheInternetCorp.net, Inc.'s common stock, all in connection with the acquisition of Cycle-Parts.com, Inc. by TheInternetCorp.net, Inc. A selling shareholder of TheInternetCorp.net, Inc. is also offering 10,000 of his shares under this offering.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment
(See "Risk Factors" on page 5).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated ________________, 1999

                         Table of Contents

Part I - Information Required in the Prospectus

A.  Information about the Transaction

Prospectus Summary                                                 1

Risk Factors                                                       3

Terms of the Transaction                                          10

Pro Forma Financial Information                                   11

Material Contracts with the Company Being Acquired                12

Additional Information Required for Reoffering by
               Persons and Parties Deemed to be Underwriters      13

Interests of Named Experts and Counsel                            14

Disclosure of Commission Postion on Indemnification
               for Securities Act Liabilities                     15

B.  Information about the Registrant                              18

C.  Information about the Company Being Acquired                  18

D.  Voting and Management Information                             30

Part II - Information not Required in the Prospectus
Indemnification of Officers and Directors                         32

Exhibits and Financial Statement Schedules                        33

Undertakings                                                      34

The shares are offered by TheInternetCorp.net, Inc. are subject to prior sale, acceptance of the subscriptions by the company and approval of certain legal matters by counsel to the company.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares in a state in which, or to a person who, it is unlawful to make such offer or
solicitation.   Neither the delivery of this prospectus nor any
sale hereunder shall under any circumstances imply that there has been no change in the information contained herein subsequent to
the date thereof.   However, if a material change occurs, this
Prospectus will be amended or supplemented accordingly.

This Prospectus does not intentionally omit any material fact or contain any untrue statement of material fact. You should rely only on the information contained in this document or that the company has referred you to. TheInternetCorp.net, Inc. has not authorized anyone to provide you with information that is different.

TheInternetCorp.net, Inc. is a reporting company. Each person who receives a Prospectus will have an opportunity to meet with representatives of the company, during normal business hours upon written or oral request to the company, in order to verify any of the information included in this prospectus and to obtain additional information regarding the company. In addition, each such person will be provided without charge, upon written or oral request, a copy of any of the information that is incorporated by reference in the prospectus and the address (including title or department) and telephone number to which such request is to be directed.

All offerees and subscribers will be asked to acknowledge in writing that they have read this Prospectus carefully and thoroughly, and understood the contents thereof; they were given the opportunity to obtain additional information; and they did so to their satisfaction.

                           PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

The Companies to be Merged.

TheInternetCorp.net, Inc. was organized under the laws of the State of Nevada on April 28, 1999. TheInternetCorp.net, Inc.'s principal executive offices are located at 3158 Redhill Avenue, Suite 240, Costa Mesa, California 92626; its telephone number is
(949) 770-2578. Since inception, the primary activity of TheInternetCorp.net, Inc. has been directed to organizational efforts. TheInternetCorp.net, Inc. was formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the Over the Counter Bulletin Board.

The company to be acquired is Cycle-Parts.com, Inc., which was incorporated in the State of Florida on March 15, 1999. Cycle-Part's executive offices are located at 2950 S.W. Archer Road, Suite C, Gainesville, Florida 32608; its telephone number is
(352) 378-2274.  On March 16, 1999, Cycle-Parts.com, Inc.
acquired the domain name Cycle-Parts.com, the website and related software for the on-line e-commerce motorcycle parts sales business. Cycle-Parts.com, Inc. sells original manufacturer equipment motorcycle parts exclusively through the internet.

The Offering.

TheInternetCorp.net, Inc. has entered into an Agreement and Plan of Reorganization with Cycle-Parts.com, Inc. At some time after the effective date of this Registration Statement, Cycle-Parts.com, Inc. is to be acquired by TheInternetCorp.net, Inc. in an exchange of shares with Cycle-Parts.com, Inc., which will become a wholly owned subsidiary of TheInternetCorp.net, Inc. (he shareholders of TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc. will vote on this Reorganization at a special meeting at a time and place to be determined).

This reorganization requires Company to issue 12,660,000 shares of common stock, $.001 par value, to the existing shareholders of Cycle-Parts.com, Inc. for 12,660,000 shares of common stock of Cycle-Parts.com, Inc., $0.01 par value. In addition, TheInternetCorp.net, Inc. will issue a warrant to purchase 2,000,000 shares of TheInternetCorp.net, Inc.'s common stock at an exercise price of $0.10 per share to existing warrantholders of Cycle-Parts.com, Inc. to replace the existing warrant previously under the same terms issued by Cycle-Parts.com, Inc., which will be cancelled.

There are 1,000,000 common shares of TheInternetCorp.net, Inc. outstanding prior to the effective date of the Reorganization Agreement, owned by Vincent van den Brink, the current sole officer and director of this company. Thereafter, TheInternetCorp.net, Inc. will a 100 to 1 reverse split, which will result in the sole shareholder of TheInternetCorp.net, Inc. holding 10,000 shares. These shares will be registered by this selling shareholder under this offering. This shareholder will own 10,000 shares of TheInternetCopr.net, Inc. after this offering. After the offering, there will be a total of 12,670,000 shares of common stock of TheInternetCorp.net, Inc. issued and outstanding, and another 2,000,000 shares registered and available for the exercise of the warrants.

                          RISK FACTORS

The securities offered hereby are highly speculative in nature and involve a high degree of risk. they should be purchased only by persons who can afford to lose their entire investment. therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this Prospectus.

Losses Have Been Incurred Since Inception.

TheInternetCorp.net, Inc. is in its initial stages of development with no revenues or income and is subject to all the risks inherent in the creation of a new business. Since TheInternetCorp.net, Inc.'s principal activities to date have been limited to organizational activities and prospect development, it has no record of any revenue-producing operations. Consequently, there is no operating history upon which to base an assumption that TheInternetCorp.net, Inc. will be able to achieve its business plans. In addition, TheInternetCorp.net, Inc. has only limited assets. As a result, there can be no assurance that TheInternetCorp.net, Inc. will generate significant revenues in the future; and there can be no assurance that TheInternetCorp.net, Inc. will operate at a profitable level. If TheInternetCorp.net, Inc. is unable to obtain customers and generate sufficient revenues so that it can profitably operate, TheInternetCorp.net, Inc.'s business will not succeed.

Although the firm to be acquired by TheInternetCorp.net, Inc. does have an operating and financial history, it is limited.
Therefore, this firm may not be able to generate sufficient revenues for TheInternetCorp.net, Inc. to make it successful.

Available Funds Not Adequate for Company to be Competitive.

The funds available to TheInternetCorp.net, Inc. from its principals will not be adequate for it to be competitive in the areas in which it intends to operate. Therefore, TheInternetCorp.net, Inc. will need to raise additional funds in order to implement its business plan. TheInternetCorp.net, Inc.'s continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing, or asset sales. There is no assurance that TheInternetCorp.net, Inc. will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to TheInternetCorp.net, Inc.. If TheInternetCorp.net, Inc. cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in TheInternetCorp.net, Inc..

Control of TheInternetCorp.net, Inc. by Officers and Directors.

TheInternetCorp.net, Inc.'s officers and directors, after the acquisition is completed, will beneficially own, directly or indirectly, approximately 44% of the outstanding shares of TheInternetCorp.net, Inc.'s common stock. As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult for the investors hereunder to effectuate control over the affairs of TheInternetCorp.net, Inc. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control the majority of voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of TheInternetCorp.net, Inc..

Limitations on Liability, and Indemnification, of Directors and Officers.

TheInternetCorp.net, Inc.'s articles of incorporation include provisions to eliminate, to the fullest extent permitted by the Nevada Revised Statutes as in effect from time to time, the personal liability of directors of TheInternetCorp.net, Inc. for monetary damages arising from a breach of their fiduciary duties as directors. The articles of incorporation and bylaws also include provisions to the effect that TheInternetCorp.net, Inc. may, to the maximum extent permitted from time to time under applicable law, indemnify any director or officer for any amounts which he becomes legally obligated to pay in connection with any claim against him based upon any action or inaction which he may commit, omit or suffer while acting in his capacity as a director and/or officer of TheInternetCorp.net, Inc. Such limitation of liability and indemnification may result in TheInternetCorp.net, Inc. paying significant sums based on the actions of its officer and directors, and the company may not have a recourse against these individuals.

Potential Status as a Pseudo California Corporation.

Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Some of the substantive provisions include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions. The aforesaid Section does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders.
It is currently anticipated that TheInternetCorp.net, Inc. may be subject to Section 2115 of the California General Corporation Law which, in addition to other areas of the law, will subject TheInternetCorp.net, Inc. to Section 708 of the California General Corporation Law which mandates that shareholders have the right of cumulative voting at the election of directors.

No Public Market for Company's Securities.

Prior to the filing of this Registration Statement, no public trading market existed for the common stock of TheInternetCorp.net, Inc. There can be no assurances that a public trading market for the common stock will develop or that a public trading market, if developed, will be sustained. If an active trading market does in fact develop for the common stock, there can be no assurance that it will be maintained. If for any reason public trading market does not develop, holders of such securities may have difficulty in selling their securities should they desire to do so.

Penny Stock Regulations.

In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. TheInternetCorp.net, Inc.'s shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell TheInternetCorp.net, Inc.'s Shares and may affect the ability of purchasers in this offering to sell the Shares in the secondary market. There is no assurance that a market will develop for TheInternetCorp.net, Inc.'s Shares.

Failure to Obtain or Maintain a Market Maker Could Affect
Liquidity of the Common Stock.

TheInternetCorp.net, Inc. is seeking National
Association of Securities Dealers, Inc. member broker/dealers to be authorized market makers for its common stock. If TheInternetCorp.net, Inc. is unable to obtain market makers for the common stock or, once obtained, unable to maintain such market makers, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance TheInternetCorp.net, Inc. will be able to obtain market makers for the common stock or, once obtained, be able to maintain such market makers.

No Tax Opinion Provided.

An opinion of tax counsel will not be provided to shareholders in connection with the transaction discussed in this Prospectus.
Therefore, TheInternetCorp.net, Inc. urges shareholders to consult their own tax advisor concerning the effect of the acquisition upon them, including the effect of any state, local or other tax to which they may be subject.

Uncertainty Due to Year 2000 Problem.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect TheInternetCorp.net, Inc.'s ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting TheInternetCorp.net, Inc., including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

TheInternetCorp.net, Inc. currently believes that its systems are Year 2000 compliant in all material respects. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, TheInternetCorp.net, Inc. may experience serious unanticipated negative consequences (such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in its internal systems. TheInternetCorp.net, Inc.'s Year 2000 plans are based on management's best estimates.

                        TERMS OF TRANSACTION

The Transaction.

In accordance with the Reorganization Agreement (which will be attached to the Proxy Statement to be forwarded to all shareholder in connection with meeting to vote on the merger in question), on its effective date (when Articles of Exchange are filed with the Nevada Secretary of State), the officers and directors of TheInternetCorp.net, Inc. shall resign, and will be replaced by Karen Bohringer, Terry Cuthbertson, and Gerald I. Quinn, who will remain as officers and directors of both Cycle-Parts.com, Inc. and TheInternetCorp.net, Inc.

This reorganization requires TheInternetCorp.net, Inc. to issue 12,660,000 shares of common stock, $.001 par value, to the existing shareholders of Cycle-Parts.com, Inc. for 12,660,000 shares of common stock of Cycle-Parts.com, Inc., $0.01 par value.
 In addition, TheInternetCorp.net, Inc. will issue a warrant to purchase 2,000,000 shares of TheInternetCorp.net, Inc. common stock at an exercise price of $0.10 per share to existing warrantholders of Cycle-Parts.com, Inc. to replace the existing warrant previously under the same terms issued by Cycle-Parts.com, Inc., which will be cancelled (five year warrants granted to Wizard Financial Services, Inc., Stevens & Lee Inv. Co., Ltd., Terry Cuthbertson, and Gerry I. Quinn (500,000 each)).
 This warrants are to be issued under the exemption from the registration requirements of Section 5 of the Securities Act of 1933 as provided by Rule 506 of Regulation D under Section 4(2) of that act in that they were offered and sold only to sophisticated investors.

There are 1,000,000 common shares of TheInternetCorp.net, Inc. outstanding prior to the effective date of the Reorganization Agreement, owned by Vincent van den Brink, the current sole officer and director of this company. Thereafter, TheInternetCorp.net, Inc. will a 100 to 1 reverse split, which will result in the sole shareholder of TheInternetCorp.net, Inc. holding 10,000 shares. These shares will be registered by this selling shareholder under this offering. This shareholder will own 10,000 shares of TheInternetCopr.net, Inc. after this offering. After the offering, there will be a total of 12,670,000 shares of common stock of TheInternetCorp.net, Inc. issued and outstanding, and another 2,000,000 shares registered and available for the exercise of the warrants.

Reasons for the Acquisition.

TheInternetCorp.net, Inc. is engaging in this transaction so that it can acquire and operate an on-going company with an established reputation. Cycle-Parts.com, Inc. is engaging in this transaction so that it shareholders can obtain free trading shares in TheInternetCorp.net, Inc. and hopefully increase the value of their shares in the future.

Conditions to Consummation of the Acquisition.

The acquisition will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

The acquisition is approved by the requisite vote of shareholders of Cycle-Parts.com, Inc.

None of the parties to the Reorganization Agreement is subject to any decree, order or injunction that prohibits the consummation of the acquisition

TheInternetCorp.net, Inc. shares to be issued pursuant to the acquisition are authorized for listing on the Over the Counter
Bulletin Board, subject to official notice of issuance.

Amendment or Termination.

If the closing of the acquisition has not occurred by December 31, 1999, subject to a 30 day extension by Cycle-Parts.com, Inc., any of the parties may terminate this Agreement at any time by giving written notice of termination. However, such notice cannot be given is this party has willfully or materially breached any of the terms and conditions. Under certain circumstances the Reorganization Agreement may be canceled prior to this time. In addition, the Reorganization Agreement cannot be changed except by written agreement duly executed by all of the parties.

Effective Time.

TheInternetCorp.net, Inc. anticipates that the acquisition will become effective promptly following the special meeting, as discussed above. The acquisition, if approved by Cycle-Parts.com, Inc. shareholders and not terminated by its Board of Directors, will become effective upon the filing of Articles of Exchange with the Nevada Secretary of State, unless a later effective time is specified in this filing.

Required Vote.

A special meeting of the shareholders of TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc. will be held at a time and place to be determined. The purpose of this meeting will be to consider and vote upon:

A proposal to adopt the Reorganization attached as Schedule A to this Prospectus ("Reorganization Agreement") providing for Cycle-Parts.com, Inc. to become a wholly owned subsidiary of TheInternetCorp.net, Inc., and the issuance to Cycle-Parts.com, Inc. shareholders of one share of the common stock of TheInternetCorp.net, Inc. for each share of Cycle-Parts.com, Inc. common stock (totaling 12,660,000)

For the election of new officers and directors of TheInternetCorp.net, Inc.

Any other matters that may properly come before the special meeting.

The affirmative vote of the holders of a majority of the outstanding shares of TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc. common stock entitled to vote thereon is required to adopt the Reorganization Agreement. All shares of TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc. common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance with the instructions indicated on
such proxies.   If no instructions are indicated, such proxies
will be voted for the adoption of the Reorganization Agreement.

Any proxy given may be revoked by the person giving it at any time, without affecting any vote previously taken, by:
Giving notice to the Secretary of Cycle-Parts.com, Inc. in
writing or in open meeting

Duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Cycle-Parts.com, Inc.
before  the taking of the vote at the special meeting.

Any written notice of revocation or subsequent proxy should be sent and delivered to Cycle-Parts.com, Inc., Attention:
Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the special meeting.

Federal Income Tax Consequences and Accounting Treatment.

The reorganization contemplated by the Reorganization Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section 368(A) of the Internal Revenue Code of 1986, as amended.

Shareholders of Cycle-Parts.com, Inc. will not, under Section 354 of the Internal Revenue Code, recognize gain or loss when they receive shares of TheInternetCorp.net, Inc.'s common stock in exchange for an equal number of shares of Cycle-Parts.com, Inc.'s common stock in the acquisition; a stockholder's aggregate basis of the shares in TheInternetCorp.net, Inc. common stock received in the acquisition will be the same as the aggregate basis of the shares of Cycle-Parts.com, Inc.'s common stock surrendered in exchange for those shares. A stockholder's holding period in the shares of TheInternetCorp.net, Inc.'s common stock received in the acquisition will include the holding period of the shares of Cycle-Parts.com, Inc. common stock surrendered in exchange for those shares, provided that such stockholder holds those shares of Cycle-Parts.com, Inc.' common stock as capital assets when the acquisition occurs.

TheInternetCorp.net, Inc. believes that the foregoing addresses the material United States federal income tax consequences of the acquisition to shareholders. The opinion is based upon the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect.

The tax consequences to shareholders of the acquisition may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets. Therefore, TheInternetCorp.net, Inc. urges shareholders to consult their own tax advisor concerning the effect of the acquisition upon them, including the effect of any state, local or other tax to which they may be subject. An opinion of tax counsel will not be provided to shareholders in connection with this Registration Statement.

Comparative Rights of Shareholders.

When the acquisition is completed, the rights of shareholders of Cycle-Parts.com, Inc. will be governed by TheInternetCorp.net, Inc.'s certificate of incorporation and bylaws and the Nevada Revised Statutes. Shareholders should consider the following comparison of the Nevada Revised Statutes and TheInternetCorp.net, Inc.'s articles of incorporation and bylaws, on the one hand, and the 1999 Florida Statutes and Cycle-Parts.com, Inc.' existing articles of incorporation and bylaws, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes and TheInternetCorp.net, Inc.'s articles of incorporation and bylaws and the 1999 Florida Statutes and Cycle-Parts.com, Inc.'s articles of incorporation and bylaws. TheInternetCorp.net, Inc.'s articles of incorporation and its bylaws are available for inspection and copying upon request by any shareholder. Cycle-Parts.com, Inc.'s existing articles of incorporation and bylaws are also available for inspection and copying upon request by any shareholder. The Nevada Revised Statutes and TheInternetCorp.net, Inc.'s articles of incorporation and bylaws contain provisions that could have an anti-takeover effect. The provisions included in TheInternetCorp.net, Inc.'s articles of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of TheInternetCorp.net, Inc. that the Board of Directors does not believe is in the best interests of shareholders.

Under both the Nevada Revised Statutes and the 1999 Florida Statutes, a shareholder of a corporation participating in an acquisition may receive cash in the amount of the fair market value of his shares, as determined by a court, in lieu of the consideration he would otherwise receive in the acquisition, unless the transaction falls within a specified exception. Neither the Nevada Revised Statutes nor the 1999 Florida Statutes requires that dissenters' rights of appraisal be afforded to shareholders with respect to an exchange by a corporation if its shares are either listed on a national securities exchange or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 shareholders, if the shareholders of the corporation receive only shares of the surviving corporation or of a corporation so listed or widely held; those shareholders who are the shareholders of a corporation surviving an acquisition if no vote of those shareholders is required, as set forth above. A corporation's articles of incorporation may provide that these exceptions to dissenters' rights of appraisal do not apply to that corporation. Cycle-Parts.com, Inc. has not made such provision in its articles of incorporation, whereas TheInternetCorp.net, Inc. has in its articles of incorporation provisions that to the maximum extent permissible under the Nevada Revised Statutes, shareholders are entitled to the statutory appraisal rights provided with respect to any business combination involving the corporation and any shareholder (or any affiliate or associate of any shareholder), which requires the affirmative vote of the shareholders.

Under the Nevada Revised Statutes and the 1999 Florida Statutes, unless the articles of incorporation of a corporation otherwise provides, amendments of its articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

Under the 1999 Florida Statutes, directors can amend the bylaws of a corporation, unless

The articles of incorporation or this act reserves the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders

The shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision.

In contrast, under Nevada Revised Statutes the directors are free to amend the bylaws. Under both the 1999 Florida Statutes and the Nevada Revised Statutes, a corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

Under the Nevada Revised Statutes and the 1999 Florida Statutes, a special meeting of shareholders can be called by the corporation's board of directors or by any person or persons as may be authorized by the corporation's articles of incorporation or bylaws. Under TheInternetCorp.net, Inc.'s bylaws special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting. Under Cycle-Parts.com, Inc.' bylaws the difference is that the special meeting may be called only by a majority in interest of the shareholders.

Both the Nevada Revised Statutes and the 1999 Florida Statutes permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or bylaws expressly provide otherwise. If proposed corporate action is taken without a meeting by less than the unanimous written consent of shareholders, the 1999 Florida Statutes requires that prompt notice of the taking of the action be sent to those shareholders who have not consented in writing (the Nevada Revised Statutes does not requires this). TheInternetCorp.net, Inc.'s bylaws provide that unanimous consent of the shareholders must be given.

The bylaws of Cycle-Parts.com, Inc. provide that the number of directors shall be determined by the shareholders at the annual meeting (no set number given); TheInternetCorp.net, Inc.'s bylaws specify not less than one. As of the date of this Prospectus, the board of directors of both TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc. consisted of one person. Under both bylaws, the directors are to serve until the next annual meeting of the shareholders.

No holder of TheInternetCorp.net, Inc.'s common stock or Cycle-
Parts.com, Inc. common stock has the right to vote cumulatively in the election of directors.

Under the 1999 Florida Statutes, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation's articles of incorporation. Under the Nevada Revised Statutes, any director may be removed by the vote of shareholders representing not less than two-thirds of the voting power entitled to vote. The bylaws of Cycle-Parts.com, Inc. follow the provisions in the 1999 Florida Statutes; TheInternetCorp.net, Inc.'s bylaws are silent on the removal of directors, therefore the Nevada Revised Statutes would control. Under both TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc. bylaws, newly created directorships resulting from any increase in the number of directors or any vacancies on the board of directors may be filled by the affirmative vote of a majority of the directors then in office. In addition, both bylaws provide that the directors elected to fill vacancies on the board of directors will hold office until the annual meeting of the shareholders.

The Nevada Revised Statutes and the 1999 Florida Statutes both have provisions and limitations regarding directors' liability. The Nevada Revised Statutes and the 1999 Florida Statutes permit a corporation to include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. However, under the 1999 Florida Statutes this provision may not eliminate or limit the liability of a director:

If the director breached or failed to perform his or her duties as a director

The director's breach of, or failure to perform, those duties constitutes:

A violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful

A transaction from which the director derived an improper personal benefit, either directly or indirectly

A circumstance under which the liability provisions of Section
607.0834 (unlawful distributions) are applicable

In a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct

In a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Under the Nevada Revised Statutes, the limitation of liability is for other than acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or unlawful distributions. The articles of incorporation of TheInternetCorp.net, Inc. contains provisions which follow the Nevada Revised Statutes; the articles of incorporation of Cycle-Parts.com, Inc. are silent on this matter. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, these provisions have no effect on the availability of equitable remedies like an injunction or rescission based on a director's breach of his duty of care. These provisions apply to an officer only if he/she is also a director and is acting in the capacity as a director, and does not apply to officers who are not directors.

Both the Nevada Revised Statutes and the 1999 Florida Statutes generally permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination: By a majority of the disinterested directors, even though less than a quorum; by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or by a majority vote of the shareholders, at a meeting at which a quorum is present. Both the Nevada Revised Statutes and the 1999 Florida Statutes require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both the Nevada Revised Statutes and the 1999 Florida Statutes permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified. TheInternetCorp.net, Inc.'s bylaws make indemnification of directors and officers mandatory to the fullest extent permitted by law; Cycle-Parts.com, Inc.' bylaws have provisions which follow the 1999 Florida Statutes with regard to indemnification. TheInternetCorp.net, Inc.'s bylaws and Cycle-Parts.com, Inc.' articles of incorporation provide for the advancement of expenses to defend claims and establish procedures for determining whether a director or officer is entitled to indemnification and enforcing rights to indemnification and advancement of expenses.

Both the Nevada Revised Statutes and the 1999 Florida Statutes permit corporations to purchase or redeem their own shares of capital stock.

No holder of TheInternetCorp.net, Inc.'s common stock or Cycle-
Parts.com, Inc. common stock has a preemptive right to subscribe to any or all additional issues of the stock of TheInternetCorp.net, Inc. or Cycle-Parts.com, Inc., respectively.

Under both the Nevada Revised Statutes and the 1999 Florida
Statutes, any stockholder with a proper purpose may inspect and copy the books, records and stockholder lists of the corporation.

                 PRO-FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements include the historical and pro forma effects of the acquisition of Cycle-Parts.com, Inc. by TheInternetCorp.net, Inc.

The following unaudited pro forma combined condensed financial statements have been prepared by the management of TheInternetCorp.net, Inc. from its audited financial statements and the audited financial statements of Cycle-Parts.com, Inc.. The unaudited pro forma combined condensed statements of reflect the combined operations of these companies as if the acquisition transaction had occurred on August 31, 1999. See "Note 1- Basis of Presentation."


The Internet Corp.Net, Inc.
Pro Forma Combined Balance Sheet
August 31, 1999
 (unaudited)

                                                           TheInternet
                                                           Corp.net,
                 TheInternet      Cycle      Pro Forma     Inc.
                 Corp.net, Inc.   Parts.com,               Combined
                                  Inc.       Adjustment    Pro Forma
Assets:

Current Assets
 Cash            $      0         $  52,081  $             $  52,081
 Accrued Interest
 Receivable             0               667                      667
  Note Receivable       0            50,000                   50,000
Total Current
Assets                  0           102,748                  102,748

Organizational
costs, net            219                 0                      219
Total Assets     $    219         $ 102,748  $             $ 102 967

Liabilities And
Shareholders
Equity:

Current
Liabilities

 Accounts
 Payable         $     0                 0  $             $        0
Total Current
Liabilities            0                 0                         0

Shareholders'
Equity:
 Common Stock      1,000           126,600                   127,600
 Stock
 Subscription
 Receivable         (765)                0                      (765)
 Additional
 Paid-In Capital       0           173,400                   173,400
 Accumulated
 Deficit             (16)         (197,252)                 (197,268)
Total
Shareholders'
Equity               219           102,748                   102,967
Total Liabilities
and Shareholders'
Equity           $   219         $ 102,748    $            $ 102,967

See accompanying Notes to Financial Statements



The Internet corp.Net,
Inc.
Pro Forma Combined
Condensed Statement of
Operations
August 31, 1999
  (Unaudited)

                                                         TheInternet
                                                         Corp.net,
                                                         Inc.
                TheInternet   Cycle-      Pro Forma      Combined
                Corp.net,     Parts.com,
                Inc.          Inc.
                                          Adjustment     Pro Forma

Sales           $        0    $   61,219  $              $  61,219
Cost of Sales            0        52,696                    52,696
Gross Profit             0         8,523                     8,523

Operating
Expenses                16       207,494                   207,510

Interest
Income                   0         1,719                     1,719

Net Loss        $      (16)   $ (197,252) $              $(197,268)

Net Loss Per
Share           $      nil    $      nil  $              $     nil

Weighted
Average Shares
Outstanding      1,000,000    12,660,000                 12,670,000

See accompanying Notes to Financial Statement



The InternetCorp.Net,
Inc.
Pro Forma Combined Condensed
Statement of Cash Flows
August 31, 1999
   (unaudited)

                                                          TheInternet
                                                          Corp.net,
                                                          Inc.
                    TheInternet    Cycle      ProForma    Combined
                    Corp.net,      Parts.com,
                    Inc.           Inc.
                                              Adjustment  Pro Forma

Cash Flows from
Operating
Activities
 Net Income (Loss)  $       (16)   $ (197,252) $          $(197,268)
 Depreciation and
 Amortization                 16            0                    16
 Accrued Interest
Receivable                     0          (667)                 (667)
Net Cash Used in
Operations                     0      (197,919)              (197,919)

Cash Flows from
Investing
Activities
 Organizational
Costs                      (235)             0                   (235)
 Purchase of Note
Receivable                    0        (50,000)               (50,000)
Net Cash Used in
Investing                  (235)       (50,000)               (50,235)

Cash Flows from
Financing
Activities
 Issuance of Common
 Stock                      235        300,000               300,235
Net Cash Provided
by Financing                235        300,000               300,235

Net Increase in
Cash                          0         52,081                52,081

Cash, April 29, 1999
(TheInternetCorp.net,
Inc.)                         0           -
Cash March 16, 1999
(Cycle-Parts)                 -       307,856

Cash August 31, 1999          0        52,081                 52,081

See accompanying Notes to Financial Statement

                      NOTES TO UNAUDITED PRO FORMA
                COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1.   BASIS OF PRESENTATION.

The accompanying pro forma unaudited condensed financial statements ("pro forma statements") of TheInternetCorp.net, Inc. have been prepared from the audited financial statements of TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc. as at and for the four and five month periods, respectively, ended on August 31, 1999, together with other information made available to the companies. In the opinion of management, these pro forma statements include all adjustments necessary for a fair presentation. These entities are not related to each other.

NOTE 2.  PRO FORMA ASSUMPTIONS.

The pro forma unaudited condensed balance sheet gives effect to an acquisition agreement dated May of 1999 between TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc.. Under the terms of this agreement, TheInternetCorp.net, Inc. will issue 12,660,000 shares of common stock, $.001 par value, to the existing shareholders of Cycle-Parts.com, Inc. for 12,660,000 shares of common stock of Cycle-Parts.com, Inc., $0.01 par value. In addition, TheInternetCorp.net, Inc. will issue a warrant to purchase 2,000,000 shares of TheInternetCorp.net, Inc. common stock at an exercise price of $0.10 per share to existing warrantholders of Cycle-Parts.com, Inc. to replace the existing warrant previously under the same terms issued by Cycle-Parts.com, Inc., which will be cancelled. In addition, of the 1,000,000 common shares of TheInternetCorp.net, Inc. outstanding prior to the effective date of the acquisition agreement, this company will do a 100 to 1 reverse split, leaving 10,000 shares (which will be registered under this offering).

The pro forma unaudited consolidated condensed balance sheet is compiled as if the transaction had occurred on August 31, 1999. The pro forma condensed consolidated statements of income and cash flows for the five month period ended August 31, 1999 also give effect as if the acquisition had occurred on April 29, 1999 (inception date).

NOTE 3.  PER SHARE INFORMATION.

Pro forma net income (loss) per common share have been calculated using the weighted average number of TheInternetCorp.net, Inc.'s common shares outstanding during the period ended August 31, 1999 plus the common shares to be issued under the acquisition agreement as if the additional shares were outstanding throughout the period.

NOTE 4.  ACQUISITION ACCOUNTING METHOD.

The pro forma statements have been compiled using the pooling of interests method as the accounting principle applied to the acquisition agreement.

NOTE 5.  YEAR END.

The year ends of TheInternetCorp.net, Inc. is the calendar year ending on December 31.

           MATERIAL CONTACTS WITH COMPANY BEING ACQUIRED

Pursuant to the Reorganization Agreement with Cycle-Parts.com, Inc., the outstanding common stock of Cycle-Parts.com, Inc. shall be exchanged for shares of our common stock on a one for one basis as provided for in the Reorganization Agreement Also warrants granted to Wizard Financial Services, Inc., Stevens & Lee Inv. Co., Ltd., Terry Cuthbertson, and Gerry I. Quinn (500,000 each) to acquire shares of Cycle-Parts.com, Inc. shall be exchanged for warrants to acquire TheInternetCorp.net, Inc.'s stock.

            REOFFERING BY PERSONS DEEMED UNDERWRITERS

Not Applicable.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the registrant.

   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
               SECURITIES ACT LIABILITIES

No director of TheInternetCorp.net, Inc. will have personal liability to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the articles of incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director

For any breach of the director's duty of loyalty to TheInternetCorp.net, Inc. or its stockholders

For acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law

Under applicable Sections of the Nevada Revised Statutes

The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes

For any transaction from which the director derived an improper personal benefit.

The bylaws provide for indemnification of the directors, officers, and employees of TheInternetCorp.net, Inc. in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of TheInternetCorp.net, Inc. if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of TheInternetCorp.net, Inc. are accountable to TheInternetCorp.net, Inc. as fiduciaries, which means they are required to exercise good faith and fairness in
all dealings affecting TheInternetCorp.net, Inc..   In the event
that a shareholder believes the officers and/or directors have violated their fiduciary duties to TheInternetCorp.net, Inc., the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in TheInternetCorp.net, Inc. in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from TheInternetCorp.net, Inc.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 INFORMATION ABOUT THE REGISTRANT

Description of Business.

TheInternetCorp.net, Inc. was organized under the laws of the State of Nevada on April 29, 1999, and has December 31 as its fiscal year end. Since inception, the primary activity of TheInternetCorp.net, Inc. has been directed to organizational efforts. TheInternetCorp.net, Inc. was formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the Over the Counter Bulletin Board.

TheInternetCorp.net, Inc. plans to capitalize on current technology and the internet to develop a direct-to-customer relationship in the motor cycle parts industry. To date, TheInternetCorp.net, Inc. is not aware of any other business that has developed similar direct-to-customer discount parts sales in the online parts industry. This could be due to the fact that until recently no medium existed that could accommodate both a high volume of traffic in the logistical infrastructure necessary to provide information and target customers in an efficient and economical manner.

Description of Property.

None.

Legal Proceedings.

TheInternetCorp.net, Inc. is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened.

Market Price for Common Equity and Related Stockholder Matters.

(a)  Market Information.

The Shares have not previously been traded on any securities exchange. There is no common stock of TheInternetCorp.net, Inc. that is subject to outstanding options or warrants to purchase, or securities convertible into that stock. There are 1,000,000 common shares of TheInternetCorp.net, Inc. outstanding prior to the effective date of the Reorganization Agreement. These shares of common stock were issued on April 29, 1999 (date of incorporation) under the exemption from the registrations requirements of Section 5 of the Securities Act of 1933 as provided by Rule 506 of Regulation D under Section 4(2) of that act in that they were offered and sold only to sophisticated investors. These shares were issued in exchange for organizational services rendered to this company.

After the effective date of the Reorganization Agreement, TheInternetCorp.net, Inc. will do a 100 to 1 reverse split, which will result in the sole shareholder of TheInternetCorp.net, Inc.
holding 10,000 shares. These shares will be registered by this selling shareholder under this offering.

(b) Holders of Common Equity.

As of October 25, 1999, there was 1 shareholder of record of TheInternetCorp.net, Inc.'s common stock.

(c) Dividends.

TheInternetCorp.net, Inc. has not declared or paid a cash dividend to stockholders since it became a "C" corporation. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon TheInternetCorp.net, Inc.'s earnings, capital requirements and other factors.

Financial Statements.

                    INDEPENDENT AUDITORS' REPORT

Board of Directors
TheInternetCorp.net, Inc.

I have audited the accompanying balance sheet of TheInternetCorp.net, Inc. (a development stage company), as of August 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from inception
(April 29, 1999) to August 31, 1999. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit in accordance with standards established by the American Institute of Certified Public
Accountants.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TheInternetCorp.net, Inc. as of August 31, 1999 and the results of its operations and its cash flows for the period from inception (April 29, 1999 ) to August 31, 1999 in conformity with generally accepted accounting principles.


Kurt D. Saliger C.P.A. (Nevada State License No. 2335)
Las Vegas, Nevada
October 6, 1999

                       TheInternetCorp.net, Inc.
                     (A Development Stage Company)
                            BALANCE SHEET

                                                    August 31, 1999
ASSETS
CURRENT ASSETS:
Cash                                                $0
Accounts Receivable                                 $0
TOTAL CURRENT ASSETS                                $0
ORGANIZATIONAL COSTS, NET                           $219
TOTAL ASSETS                                        $219

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable                                   $0
TOTAL CURRENT LIABILITIES                          $0
LONG-TERM DEBT                                     $0
STOCKHOLDERS' EQUITY:
common stock, $.001 par value
authorized 50,000,000 shares issued
and outstanding at August 31, 1999,
1,000,000 shares                                   $1,000
Stock Subscription Receivable                      $(765)
Additional paid in Capital                         $0
Deficit Accumulated During Development Stage       $(16)
TOTAL STOCKHOLDERS' EQUITY                         $219
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $219

See accompanying Notes to Financial Statements & Audit Report

TheInternetCorp.net, Inc.
 (A Development Stage Company)
STATEMENT OF OPERATIONS

INCOME:
Revenue                                $0
TOTAL INCOME                           $0

EXPENSES:
General, and Administrative            $0
Amortization                          $16
Total Expenses                        $16
Net Profit/Loss(-)From Operations     $(16)
Interest Income                       $0
INCOME (LOSS) BEFORE INCOME TAXES     $(16)
Provision for income tax              $0
NET INCOME (LOSS)                     $0
NET INCOME (LOSS)PER SHARE-BASIC AND
DILUTED                               $0.0000
AVERAGE NUMBER OF SHARES OF COMMON
STOCK OUTSTANDING                     1,000,000

See accompanying Notes to Financial Statements & Audit Report



                      TheInternetCorp.net, Inc.
                    (A Development Stage Company)
                  STATEMENT OF STOCKHOLDERS' EQUITY

                                                        (Deficit)
                                                         Accumulated
                                           Additional    During
                      Common     Stock     paid-in       Development
                      Shares     Amount    capital       Stage

Issued for
cash and
organizational
costs
April 29, 1999        1,000,000  $1,000    $0

Stock Subscription
Receivable                       $ (765)

Net Income
April 29, 1999
(inception) to
August 31, 1999                                          $   (16)

Balance
August 31, 1999
                     1,000,000   $ 235    $0             $   (16)

See accompanying Notes to Financial Statements & Audit Report



                     TheInternetCorp.net, Inc.
                   (A Development Stage Company)
                     STATEMENT OF CASH FLOWS

Cash Flows from Operating Activities:
Net Income                                $ (16)
(Increase) Amortization                   $  16
Net Cash (Used) In Operating Activities   $   0

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of organizational costs          $(235)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash         $ 235

Net Increase in Cash                      $   0

Cash, April 29, 1999                      $   0

Cash, August 31, 1999                     $   0


See accompanying Notes to Financial Statements & Audit Report



                     TheInternetCorp.net, Inc.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY.

The Company was incorporated on April 29, 1999 under the laws of the State of Nevada. The company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Accounting Method.

The Company records income and expenses on the accrual method.

Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Organizational Costs.

Organizational costs are stated at cost. Amortization is recorded using the straight-line method over a sixty (60) month period.

Income Taxes.

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, (SFAS #109), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Loss Per Share.

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128, (SFAS #128), "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of August 31, 1999, the Company had no dilative common stock equivalents such as stock options.

NOTE 3- INCOME TAXES.

There is no provision for income taxes for the period ended April
29, 1999 (inception) to April 30, 1999 due to the zero net income and no Nevada state Income tax in the state of the Company's domicile

NOTE 4- SHAREHOLDERS' EQUITY.

Common Stock.

The authorized common stock of the Company consists of 50,000,000 shares with a par value of $0.001 per share.

Preferred Stock.

The authorized Preferred Stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 - MERGER AGREEMENT.

In May of 1999, Cycle-Parts.com, Inc. entered into a merger agreement with TheInternetCorp.net, Inc. Pursuant to terms of the agreement, Cycle-Parts.com, Inc.'s shareholders will be issued one share of TheInternetCorp.net, Inc.'s common stock in exchange for each share of their common stock in Cycle-Parts.com, Inc..

NOTE 6 - RELATED PARTY TRANSACTIONS.

TheInternetCorp.net, Inc. neither owns nor leases any real or personal property. Office services are provided without charge by the sole director of this company. Such costs are immaterial to the financial statements and accordingly have not been reflected therein. The sole director of TheInternetCorp.net, Inc. is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between TheInternetCorp.net, Inc. and the other business interests. TheInternetCorp.net, Inc. has not formulated a policy for the resolution of such conflicts.

Plan of Operation.

Up to the present time, the Company has only been in the organizational phase. Over the next 12 months, after the effective date of this Registration Statement, the Company intends to concentrate its efforts into further development and enhancement of the Cycle-Parts.com, Inc. website (www.cycle-parts.com). These changes will include additional information and articles of interest to the motorcycle enthusiast. The Company will also be seeking to enhance its advertising revenues by the placement of additional advertising on the website.

The Company purchases motorcycle parts directly from distributors, and based on rapid delivery times, its is not necessary for it to keep parts on stock at its offices in order for it to complete the sale of motorcycle parts over its website. However, the Company will seek to make this operation more efficient by reviewing all phases of the ordering and delivery process.

The current cash in Cycle-Parts.com, Inc. will satisfy the cash needs of the Company to implement the plan of operations, as set forth above, for a period of approximately six months. The Company will need to raise additional capital in order to continue its operations beyond that point. Such financing will probably take the form of a combination of debt and equity financing. However, there is no guarantee that such financing will be available at all or on such terms as will be acceptable to the Company. See "Risk Factors - Adequacy of Funding."

Currently, the Company does not plan to make significant equipment purchases in the next 12 months in order to implement its plan of operation. Also, it does not plan over such period to significantly change the number of employees.

Competition.

The market for the distribution and sale of motorcycle parts, accessories and other related products is intensely competitive. TheInternetCorp.net, Inc. faces strong existing competition for similar products and expects to face significant competition from new companies or existing companies with new products. There are a number of larger companies which will directly compete with TheInternetCorp.net, Inc.. In addition, many of these companies may be better financed, have better name recognition and consumer goodwill, have more marketing expertise and capabilities, have a large and loyal customer base, along with other attributes that may enable them to compete more effectively. Thus, TheInternetCorp.net, Inc. may experience substantial competition in its efforts to locate and attract customers for its motorcycle parts. Such competition could have a material adverse effect on TheInternetCorp.net, Inc.'s profitability.

Influence of Other External Factors.

The motorcycle parts industry is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by TheInternetCorp.net, Inc. will result in commercially profitable business. The marketability of its motorcycle parts will be affected by numerous factors beyond the control of TheInternetCorp.net, Inc. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential customers of TheInternetCorp.net, Inc. will likely have an adverse effect on TheInternetCorp.net, Inc. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in TheInternetCorp.net, Inc. not receiving an adequate return on invested capital.

Regulatory Factors.

Possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the motor cycle parts business, the extent of which cannot be predicted. The exact affect of such legislation cannot be predicted until it is proposed.

Dependence on the Motorcycle Parts Industry.

TheInternetCorp.net, Inc.'s business is influenced by the rate of use and expansion in the motorcycle parts industry. Although this industry has been expanding at a rapid rate in recent years, there is no guarantee that it will continue to do so in the future. Declines in this industry may influence TheInternetCorp.net, Inc.'s revenues adversely.

Reliance on Management.

TheInternetCorp.net, Inc.'s success is dependent on its key management, the loss of whose services could significantly impede the achievement of TheInternetCorp.net, Inc.'s planned development objectives. TheInternetCorp.net, Inc. currently does not maintain key man life insurance. In addition, none of the officers or directors, or any of the other key personnel has any employment agreement with TheInternetCorp.net, Inc. Therefore, there can be no assurance that these personnel will remain employed by TheInternetCorp.net, Inc. The success of TheInternetCorp.net, Inc.'s business objectives will require substantial additional expertise in such areas as finance, manufacturing and marketing, among others. Competition for qualified personnel among companies is intense, and the loss of key personnel, or the inability to attract and retain the additional, highly skilled personnel required for the expansion of TheInternetCorp.net, Inc.'s activities, could have a material adverse effect on TheInternetCorp.net, Inc.'s business and results of operations.

In addition, all decisions with respect to the management of TheInternetCorp.net, Inc. will be made exclusively by the officers and directors of TheInternetCorp.net, Inc. Shareholders will only have rights associated with minority ownership interest rights to make decision which effect TheInternetCorp.net, Inc. The success of TheInternetCorp.net, Inc., to a large extent, will depend on the quality of the directors and officers of TheInternetCorp.net, Inc.

Forward-Looking Statements.

This Prospectus, and in particular this section dealing with the Plan of Operation, contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, TheInternetCorp.net, Inc.'s business strategies, continued growth in the company's markets, projections, and anticipated trends in company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on TheInternetCorp.net, Inc.'s expectations and are subject to a number of risks and uncertainties, certain of which are beyond TheInternetCorp.net, Inc.'s control. TheInternetCorp.net, Inc. cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to TheInternetCorp.net, Inc. or persons acting on its behalf are expressly qualified in their entirety by this section.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

From the formation of TheInternetCorp.net, Inc. in Apri1 1999 and up to the present time, the principal independent accountant for TheInternetCorp.net, Inc. has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for TheInternetCorp.net, Inc. is Kurt D. Saliger, 5000 West Oakey Boulevard, Suite A-4, Las Vegas, Nevada 89146. TheInternetCorp.net, Inc. and its current accountant have had no disagreements.

                        INFORMATION ABOUT THE
                        COMPANY BEING ACQUIRED

Description of Business.

Cycle-Parts.com, Inc. sells original manufacturer equipment motorcycle parts exclusively through the internet. From the start of its website under the name of InternetMotorcycleParts.com in May, 1996 through March, 1999, the business was operated as a sole proprietorship by Mr. Robert Rill, the President of Cycle-Parts.com, Inc.. The main operating activities consisted of recruiting personnel, developing the technological structure necessary to operate the website and process orders, building operating structure, and establishing distributor relationships necessary to fulfill the parts orders.

Cycle-Parts.com, Inc. was incorporated on March 16, 1999 in Florida. On this date, Cycle-Parts.com, Inc..com acquired the domain name, the website and related software for the on-line e-commerce motorcycle parts sales business. The former website is linked to this new website.

Cycle-Parts.com, Inc. is a leading e-commerce provider of original equipment manufacturer ("OEM") motorcycle parts. Original equipment manufacturer motorcycle parts are those made by the original manufacturer of a motorcycle. Cycle-Parts.com, Inc. offers these parts at a discount of from 10% to 45% below the retail price. Cycle-Parts.com, Inc. now can supply parts for motorcycle for Honda, Suzuki, Yamaha, and Kawasaki motorcycles. Cycle-Parts.com, Inc. is in the process of adding more models of motorcycles so as to increase the parts coverage; the company also plans to make available parts for other brands of motorcycles.

Cycle-Parts.com, Inc.'s customers are either present owners of the model motorcycles carried by Cycle-Parts.com, Inc. or they are small parts shop or repair shop owners who repair these motorcycles. To date, Cycle-Parts.com, Inc. is not aware of any other business that has developed similar direct-to-customer discount parts sales in the online parts industry. This could be because, until recently, no medium existed that could accommodate both a high volume of traffic in the logistical infrastructure necessary to provide information and target customers in an efficient and economical manner. After the acquisition, Cycle-Parts.com, Inc. will operate as a wholly owned subsidiary of TheInternetCorp.net, Inc.

Market Price for Common Equity and Related Stockholder Matters.

(a)  Market Information.

Cycle-Parts.com, Inc.'s common stock has not previously been traded on any securities exchange. All of the outstanding shares of common stock, as well as the warrants, were issued on March 16, 1999 (date of incorporation) under the exemption from the registrations requirements of Section 5 of the Securities Act of 1933 as provided by Rule 506 of Regulation D under Section 4(2) of that act in that they were offered and sold only to sophisticated investors. The shares were issued for a total consideration of $300,000 in cash; the warrants were issued to certain consultants to this company in exchange for services rendered. These services entailed organizational activities of this company, as well as development of its website. Since this company was new at this time, there is no set method of valuation of these services. Instead, the exercise price of the warrants ($0.10 per share) was set above the book value of the shares at that time ($0.024) based on the fact that they are exercisable over a five year period.

There is no common stock of Cycle-Parts.com, Inc. that is subject to outstanding options or warrants to purchase, or securities convertible into that stock, as except as follows: Warrants granted to Wizard Financial Services, Inc., Stevens & Lee Inv. Co., Ltd., Terry Cuthbertson, and Gerry I. Quinn (500,000 each) to purchase 2,000,000 shares of Cycle-Parts.com, Inc. common stock at an exercise price of $0.10 per share; such warrants must be exercised not later than five years from the date of issuance at an exercise price of $0.10 per share.

(b) Holders of Common Equity.

As of October 25, 1999, there were 27 shareholders of record of Cycle-Parts.com, Inc.' common stock.

(c)  Dividends.

Cycle-Parts.com, Inc. has not declared or paid a cash dividend to stockholders since it became a "C" corporation. The Board of Directors presently intends to retain any earnings to finance Cycle-Parts.com, Inc.' operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon Cycle-Parts.com, Inc.' earnings, capital requirements and other factors.

Financial Statements.

                      INDEPENDENT AUDITORS' REPORT

Board of Directors
Cycle-Parts.com, Inc.

I have audited the accompanying balance sheet of Cycle-Parts.com, Inc. (a development stage company), as of August 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from inception (March 16, 1999) to August 31, 1999. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit in accordance with standards established by the American Institute of Certified Public Accountants.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cycle-Parts.com, Inc. as of August 31, 1999 and the results of its operations and its cash flows for the period from inception (March 16, 1999 ) to August 31, 1999 in conformity with generally accepted accounting principles.

Kurt D. Saliger C.P.A. (Nevada State License No. 2335)
Las Vegas, Nevada
October 22, 1999


                        Cycle-Parts.com, Inc.
                    (A Development Stage Company)
                            BALANCE SHEET

ASSETS

CURRENT ASSETS
 Cash                                       $   52,081
 Note Receivable                            $   50,000
 Accrued Interest Receivable                $      667

 TOTAL CURRENT ASSETS                       $  102,748

             TOTAL ASSSETS                  $  102,748

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts Payable                           $        0

 TOTAL CURRENT LIABILITIES                  $        0

LONG-TERM DEBT                              $        0

STOCKHOLDERS' EQUITY
 Common Stock, $0.01 par value
 Authorized 100,000,000 shares, issued
 And outstanding at August 31, 1999
 12,660,000 shares                          $  126,600

 Additional Paid In Capital                    173,400

 Deficit Accumulated During Development
 Stage                                        (197,252)

 TOTAL STOCKHOLDERS' EQUITY                 $  102,748

       TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                 $  102,748

See accompanying Notes to Financial Statements.



                     Cycle-Parts.com, Inc.
                 (A Development Stage Company)
                   STATEMENT OF OPERATIONS

REVENUES                                    $   61,219
COSTS OF REVENUES                               52,696

   GROSS PROFIT                             $    8,523

OPERATING EXPENSES
 Selling, general and administrative        $  207,494
 Depreciation                                        0

 TOTAL OPERATING EXPENSES                   $  207,494

 INCOME (LOSS) FROM OPERATIONS              $ (207,494)

OTHER INCOME (EXPENSES)
 Interest income                            $    1,719
 Interest expense                                    0

INCOME (LOSS) BEFORE INCOME TAXES           $ (197,252)
 Income Taxes                                        0

 NET PROFIT (LOSS)                          $ (197,252)

NET PROFIT (LOSS) PER SHARE
  - BASIC AND DILUTED                       $  (0.0016)

 AVERAGE NUMBER OF SHARES
 OF COMMON STOCK OUTSTANDING                12,660,000


See accompanying Notes to Financial Statements.



                   Cycle-Parts.com, Inc.
               (A Development Stage Company)
              STATEMENT OF STOCKHOLDERS' EQUITY

COMMON STOCK

                       Number               Additional     Deficit)
                         Of                  Paid In       Accumulated
                       Shares     Amount     Capital       During
                                                           Development
                                                           Stage

Issued for cash
 March 16, 1999        12,660,000  $126,600  $173,400


(Net Loss) March 16,
1999 (Inception) to
August 31,1999         _________   _________  _________    ($197,252)

Balance
 August 31, 1999      12,660,000  $126,600   $173,400      ($197,252)

See accompanying Notes to Financial Statements.



                     Cycle-Parts.com, Inc.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES
 (Net Loss)                                               ($197,252)

 Accrued Interest Receivable                              ($    667)

 Net Cash (Used) In Operating Activity                    ($197,919)

CASH FLOWS FROM INVESTING ACTIVITIES

 Purchase of Note Receivable                              ( $50,000)

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common stock for cash                        $ 300,000

 Net increase in cash                                     $  52,081

 Cash, March 16, 1999                                     $ 307,856

 Cash, August 31, 1999                                    $  52,081

See accompanying Notes to Financial Statements.


                     Cycle-Parts.com, Inc.
                  (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS.

Cycle-Parts.com, Inc., which was previously a sole proprietorship known as Internet Motorcycle Parts.Com and Ameril Sport Bikes, was incorporated under the laws of the state of Florida on March 16, 1999. The Company is engaged in the business of selling original equipment manufacturer ("OEM") motorcycle parts through the Internet. All revenue is received electronically and all related inventories are drop shipped directly from Cycle-Parts.com, Inc.'s suppliers.

On March 16, 1999, Cycle-Parts.com, Inc. issued 12,660,000 shares of its one cent ($.01) par value common stock for $300,000 in cash and certain services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Accounting Method.

Cycle-Parts.com, Inc. records income and expenses on the accrual method of accounting.

Cash and Cash Equivalents.

Cycle-Parts.com, Inc. maintains a cash balance in an interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statement of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of August 31, 1999.

Income Taxes.

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Estimates.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the reporting period Actual results could differ from those estimates.

Organizational Costs.

Costs incurred to organize Cycle-Parts.com, Inc. are being amortized on a straight line basis over a sixty month period.

Revenue Recognition.

Cycle-Parts.com, Inc. recognizes revenue at the point of sale when the part is availabel and the customer's credit card is approved.

Loss Per Share.

Net Loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share." Basic loss per share is computed by dividing losses available to common stockholders by the weighted average of number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would result if dilutive common stock equivalents had been converted to common stock. As of August 31, 1999, warrants have been excluded form the loss per share calculations because they would not be dilutive.

NOTE 3 - NOTE RECEIVABLE.

The Company issued a note receivable to OTC Dreamwerks, Inc. on April 20, 1999 in the amount of $50,000. The note receivable bears interest at the rate of 4% simple interest per annum. The principal and interest is payable anytime upon demand from the Company 24 months after the date of issue. The note receivable is unsecured.

NOTE 4 - STOCKHOLDERS' EQUITY.

Common Stock.

The authorized common stock of the Company consists of 100,000,000 shares of its $0.01 par value common stock.

Preferred Stock.

The Company is not authorized to issue preferred stock.

Stock Warrants.

The Company issued stock warrants to purchase 2,000,000 shares of common stock for $0.10 to various consultants.

NOTE 5 - MERGER AGREEMENT.

In May of 1999, Cycle-Parts.com, Inc. entered into a merger agreement with TheInternetCorp.net, Inc. Pursuant to terms of the agreement, Cycle-Parts.com, Inc.'s shareholders will be issued one share of TheInternetCorp.net, Inc.'s common stock in exchange for each share of their common stock in Cycle-Parts.com, Inc..

NOTE 6 - RELATED PARTY TRANSACTIONS.

Cycle-Parts.com, Inc. neither owns nor leases any real or personal property. Office services are provided without charge by the sole director of this company. Such costs are immaterial to the financial statements and accordingly have not been reflected therein. The sole director of Cycle-Parts.com, Inc. is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between Cycle-Parts.com, Inc. and the other business interests. Cycle-Parts.com, Inc. has not formulated a policy for the resolution of such conflicts.

NOTE 7 - STOCK WARRANTS.

Cycle-Parts.com, Inc. issued stock warrants to purchase 2,000,000 shares of common stock for $0.10 to various consultants. This company applies APB Opinion No. 25 in accounting for its stock warrants, and, accordingly, no compensation costs has been recognized in the financial statements. The pro forma impact of recognizing compensation costs based on the fair value at the grant date for stock options under SFAS No. 123 on Cycle-Parts.com, Inc.'s reported operations was zero for the period ended August 31, 1999. Accordingly, the pro forma impact of recognizing compensation costs under SFAS No. 123 on basic and diluted loss per share was immaterial for the period ended August 31, 1999.

Management's Discussion and Analysis of Financial Condition and
Results of Operations.

The following discussion should be read in conjunction with the financial statements of Cycle-Parts.com, Inc. and the notes thereto.

(a)  Results of Operations.

Although Cycle-Parts.com, Inc. is newly formed as a corporation, having been incorporated on March 16, 1999, it did operate as a sole proprietorship prior to that date. It has had limited operations after the time of incorporation, with revenues of $61,219 for the period of March 16, 1999 (date of inception) through August 31, 1999.

(b)  Liquidity and Capital Resources.

Net cash used in operating activities was $197,919 for the period of March 16, 199 through August 31, 1999. This use of cash results largely from a net loss of $197,252 during this period (resulting from administrative expenses of $207,494 during this period). Based upon the issuance of common stock in Cycle-Parts.com, Inc. on the date of inception, the company received a total of $300,000.

(c)  Capital Expenditures.

There have been no material capital expenditures since the formation of Cycle-Parts.com, Inc. in March 1999.

(d)  Year 2000 Issue.

Cycle-Parts.com, Inc. currently believes that its systems are Year 2000 compliant in all material respects. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, Cycle-Parts.com, Inc. may experience serious unanticipated negative consequences or material costs caused by undetected errors or defects in the technology used in its internal systems. Cycle-Parts.com, Inc.'s Year 2000 plans are based on management's best estimates.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

From the formation of Cycle-Parts.com, Inc. in March 1999, and up to the present time, the principal independent accountant for Cycle-Parts.com, Inc. has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for Cycle-Parts.com, Inc. Kurt D. Saliger, 5000 West Oakey Boulevard, Suite A-4, Las Vegas, Nevada 89146. Cycle-Parts.com, Inc. and its current accountant have had no disagreements.

                  VOTING AND MANAGEMENT INFORMATION

General Information.

The approval of the shareholders of Cycle-Parts.com, Inc. for the acquisition by TheInternetCorp.net, Inc. will be sought in a special meeting of shareholders. The date, time and place of this meeting are to be determined. When such information is determined, a proxy statement will be furnished to shareholders at the direction and on behalf of the Board of Directors of Cycle-Parts.com, Inc. for the purpose of soliciting proxies for use at the special meeting. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying the proxy statement, the proxy will be voted in favor of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of Cycle-Parts.com, Inc., by appearing at the meeting and voting in person, or by submitting a later dated proxy. Neither attendance at the meeting nor voting at the meeting will revoke the proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

Since there is only one shareholder of TheInternetCorp.net, Inc., his approval for the transaction and election of new directors will be give by unanimous written consent. Such consent is permitted under the bylaws of that company.

Voting Securities.

The record date of shareholders entitled to notice of and to vote at the special meeting of the shareholders are to be determined. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there will be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. Pursuant to applicable state law, there are no dissenter's or appraisal rights relating to the matters to be voted. All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting.

The following tables sets forth information regarding the
beneficial ownership of shares of TheInternetCorp.net, Inc. and
Cycle-Parts.com, Inc. common stock as of October 1, 1999
(1,000,000 and 12,660,000 total issued and outstanding,
respectively) by:

All stockholders known to each company to be beneficial owners of more than 5% of the outstanding common stock;
Each director; and

All officers and directors of TheInternetCorp.net, Inc. as a group (each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them):

                     TheInternetCorp.net, Inc.

Title of       Name and Address of        Amount of        Percent of
Class           Beneficial Owner      Beneficial Ownership   Class

Common Stock   Vincent van den Brink
               3158 Redhill Avenue
               Suite 240
               Costa Mesa, CA 92626       1,000,000         100.00%


Cycle-Parts.com, Inc.


Title of       Name and Address of        Amount of        Percent of
Class           Beneficial Owner      Beneficial Ownership   Class

Common Stock   Goldenvale (1)            5,250,000             41.47%
               Investment
               Holdings, Ltd.
               Suite 1A
               Hirzel Court
               Hirzel Street
               St. Peter Port
               Guernsey GY1
               2NN, Channel
               Islands

Common Stock   Robert Rill (2),         1,645,000             11.41%
               2950 S.W.
               Archer Road
               Suite C
               Gainesville
               Florida 32608

Common Stock   Terry Cuthberson          100,000               0.79%
               211 Tooronga Road
               Terrey Hills
               New South Wales
               2084 Australia

Common Stock   Gerald I. Quinn           100,000               0.79%
               5210 East Williams
               Circle, Suite 200
               Tucson, Arizona 85711

Common Stock   Shares of all          1,645,000               11.41%
               directors and
               executive
               officers as a
               group (1 person)

(1) Karen Bohringer (to be an officer and director of TheInternetCorp.net, Inc. after the acquisition), and her husband
John Bohringer, along with other family members, own Goldenvale
Investment Holdings, Ltd.

(2)  Robert Rill owns 1,225,000 shares along with his wife, Tara
Rill (who individually owns 220,000 shares). Also included here are 200,000 shares owned by Strategic Capital Advisors, which is owned by Mr.Rill.

Management (Pre-Acquisition).

(a)  Vincent van den Brink, President/Secretary/Director -
TheInternetCorp.net, Inc..

Mr. van den Brink, age 58, has been President, Secretary and Director of the Issuer since April 29, 1999. Since October 1997 to present, he has been a Financial Consultant with Airway Capital, Costa Mesa, California, providing asset based lending, factoring, equipment leasing, and export financing for various businesses. From June 1985 until May 1997, he was a Business Consultant writing business plans and business development plans for companies across the country. Since 1978 to present, in addition to working for the above companies, he has been operating an export business providing export consulting, exporting products and sourcing products for international clients. He holds degrees in automotive engineering, business administration, and small business management. He is fluent in English, Dutch, German and Afrikaans.

(b) Robert A. Rill, President/Director - Cycle-Parts.com, Inc.. Mr. Robert A. Rill, 28 is the President/Director and founder of Cycle-Parts.com, Inc.. He started this internet company which specializes in the distribution of OEM motorcycle parts using internet as its exclusive method of distribution in March of 1999, under the domain name Cycle-Parts.com, Inc..com. Prior to starting the company Mr. Rill had been developing this internet site over a three year period operating under the name "Internet
Motorcycle Parts" from July 1996 to March 1999.   Mr. Rill is
also the President and founder of Strategic Funding Group Inc. He started this company in July 1996 which specializes in automobile title loans. Since inception the company has successfully loaned over $1,000,000 in micro cap loans to customers of a broad demographic and credit background. Mr. Rill has successfully expanded the company into 3 cities which currently include Gainesville, Jacksonville, and Miami, Florida.
 Prior to this, Mr. Rill was a property finance manager for College Park Properties. Mr. Rill received an M.B.A. from the University of Florida in May 1996.

Management (Post-Acquisition).

The following directors (officers) will be a nominee for election to Board of Directors of both Cycle-Parts.com, Inc. and TheInternetCorp.net, Inc. at the special meeting of the shareholders of each company to be held after the declaration of effectiveness of this Form S-4:

(a)  Terry Cuthberston, President/Director.

Mr. Cuthbertson, age 49, will serve as the President and a Director of TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc.. From 1995 to 1999, Mr. Cuthbertson was the Director of Finance of Tech Pacific Group, the largest distributors of information technology and telecommunications products in the Asia-Pacific region. Tech Pacific is part of the worldwide Hagemeyer Group of the Netherlands. Hegemeyer is publicly listed on the Amsterdam Stock Exchange with worldwide revenues exceeding US $7 billion. Prior to joining Tech Pacific, he spent the previous 25 years with KPMG Peat Marwick, Sidney, Australia. While at KPMG, Mr. Cuthberston worked as a partner in both Audit Services and KPMG Corporate Services, where he was involved in company refinancing, public offerings, acquisition reviews, and company restructuring. He was made a director of KPMG Corporate (NSW) Pty. Ltd. in 1989. Mr. Cuthberston received a Bachelor of Business degree in 1981 from the New South Wales University of Technology, an Accounting Procedures Certificate from St. George Technical College, and is an Associate of the Institute of Chartered Accountants in Australia.

(b)  Gerald I. Quinn, Vice President/Secretary/Director.

Mr. Quinn, age 56, will be Vice-President, Secretary and a Director of TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc.. From May, 1996 to the present, Mr. Quinn has served as Chief Executive Officer and a Director of Wavetech International, Inc., a reporting public company. Prior to this, he was President of Interpretel (Canada) Inc., a subsidiary of Wavetech, from 1995 to 1996. From 1986 to 1994, Mr. Quinn was Vice President of University Affairs and Development at the University of Guelph, one of Canada's leading teaching and research universities, where he was responsible for marketing, image development, constituent relations and media relations, including systems development, telemarketing and the development of affinity programs. Since 1984, Mr. Quinn has served as a consultant to Cableshare Interactive Technology, Inc., a Canadian Toronto Securities Exchange listed public company that operates in the interactive television industry and became a director in 1993. In 1997, Mr. Quinn negotiated the acquisition of Cableshare by Source Media, Inc. (NASDAQ: SRCM).

(c)  Karen Bohringer, Director.

Ms. Bohringer, age 39, will serve as a Director of TheInternetCorp.net, Inc. and Cycle-Parts.com, Inc.. From 1990 to present, she has been the owner of Bohringer & Associates, a computer training company in Queensland, Australia. In 1983 Ms. Bohringer moved to the United States to undertake computer programming studies. In 1986 she received a Certificate with Honors from Harvard University, Boston, MA in Advanced Cobol Programming and a Diploma in 1985 from the American Institute of Computer Programming in Atlanta, GA. Upon returning to Australia, Ms. Bohringer lectured on programming languages at Hales Private College, Melbourne, for 18 months. From 1987 to 1989, she was employed as the Australian Training Manager for MAI Basic Four, an American computer hardware/software company, and traveled extensive completing software installations and staff training. In 1990, Ms. Bohringer formed Bohringer & Associates, to do contract computer training for such companies as the Australian Securities Commission, Australian Wool Corporation, B.H.P., Shell Oil, the Supreme Court, the Premiers Department, Director of Public Prosecutions, Department of Health, and the Department of Housing. Ms. Bohringer has lectured as the Royal Melbourne Institute of Technology on Pascal Programming.

Executive Compensation.

No officer or director of TheInternetCorp.net, Inc. after the acquisition will initially be receiving any remuneration. There will be no annuity, profit sharing, pension or retirement benefits proposed to be paid to officers, directors, or employees of TheInternetCorp.net, Inc. in the event of retirement at normal retirement date as there is no existing plan provided or contributed to by TheInternetCorp.net, Inc.. No stock options are proposed to be paid in the future directly or indirectly by TheInternetCorp.net, Inc. to any officer or director as there is no such plan which is presently existing.

Certain Relationships and Related Transactions.

None.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

           EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                          UNDERTAKINGS

A.  The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

C. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                             SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Costa
Mesa, State of California, on November 30, 1999.

                            TheInternetCorp.net, Inc.

                            By: /s/  Vincent van den Brink
                            Vincent van den Brink, President

                  Special Power of Attorney

The undersigned constitute and appoint Vincent van den Brink their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-4 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                     Title                    Date

/s/ Vincent van den Brink
Vincent van den Brink       President,                 November 30, 1999
                            Chief Executive Officer,
                            Director

                            EXHIBIT INDEX

Exhibit                                                 Method of
Number   Description                                    Filing
2        Agreement and Plan of Reorganization           See Below
3.1      Articles of Incorporation (incorporated by
         reference to Exhibit 3.1 to the Registration
         Statement on Form 10-SB/A filed on May 28,
         1999)                                          Incorporated
                                                        by Reference
3.2      Bylaws (incorporated by reference to Exhibit
         3.2 to the Registration Statement on Form 10-
         SB/A filed on May 28, 1999)                    Incorporated
                                                        by Reference
4        Form of Warrant                                See Below
5        Opinion Re: Legality                           See Below
13       Form 10-QSB (Registrant)                       See Below
23.1     Consent of Counsel                             See Below
23.2     Consent of Accountant (Registrant and Cycle-
         Parts.com, Inc.)                               See Below
24       Special Power of Attorney                      See Signature
                                                        Page
27.1     Financial Data Schedule (Registrant)           See Below
27.2     Financial Data Schedule (Cycle-Parts.com, Inc.)See Below
99       Consents of Persons Named as New Directors     See Below